Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Bioject Medical Technologies Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ralph Makar, Director and President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ralph Makar
Ralph Makar
Director and President and Chief Executive Officer
Bioject Medical Technologies Inc. March 30, 2010

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Bioject Medical Technologies Inc. and will be retained by Bioject Medical Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.